Exhibit 11.1

                             THE JUDGE GROUP, INC.

                       Computation of Earnings Per Share
                   on Historical and pro forma adjusted basis



                                                                                      Year Ended December 31,
                                                                                 ---------------------------------
                                                                                   1993       1994        1995
                                                                                 ---------  ---------  -----------
Historical(1):
Weighted average common shares outstanding.....................................  8,500,160  8,587,739    8,587,739
                                                                                 =========  =========    =========
Net Income (loss)..............................................................  $ 101,388  $ 343,251  $   485,640
                                                                                 =========  =========    =========
Primary net income (loss) per common share.....................................  $    0.01  $    0.04  $      0.06
                                                                                 =========  =========    =========
Weighted average common shares outstanding (2).................................  8,500,160  8,850,739    9,113,739
                                                                                 =========  =========    =========
Net Income (loss)..............................................................  $ 101,388  $ 343,251  $   485,640
                                                                                 =========  =========    =========
Net income (loss) after adjustment for interest expense on convertible
  debentures and preferred dividends earned on JIS preferred stock.............  $ 101,388  $ 358,251  $   515,640
                                                                                 =========  =========    =========
Fully diluted net income (loss) per common share...............................  $    0.01  $    0.04  $      0.06
                                                                                 =========  =========    =========
Pro forma adjusted(1):
Weighted average common shares outstanding (2).................................                          9,113,739
Shares issued assuming successful public offering..............................                          3,000,000
Shares issued in Berkeley acquisition..........................................                             30,000
Shares issued in JIS merger....................................................        N/A        N/A      892,748
Exercise of outstanding stock options..........................................                              2,925
                                                                                                        ----------
Pro forma weighted average common shares outstanding...........................                         13,039,412
                                                                                                        ==========
Pro forma net income (loss)....................................................                        $   317,670
                                                                                                        ==========
Pro forma net income (loss) after adjustment for interest expense on
  convertible debentures.......................................................                        $   347,670
                                                                                                        ==========
Fully diluted net income (loss) per common share...............................                        $      0.03
                                                                                                        ==========





                                                                                     Nine Months Ended        Six Months Ended
                                                                                       September 30,              June 30,
                                                                                 -------------------------  --------------------
                                                                                    1996           1995       1996       1995
                                                                                 -----------     ---------  ---------  ---------
Historical(1):
Weighted average common shares outstanding.....................................    8,587,739     8,587,739  8,587,739  8,416,000
                                                                                   =========     =========  =========  =========
Net Income (loss)..............................................................  $   751,106     $ 519,143  $ 181,544  ($ 65,118)
                                                                                   =========     =========  =========  =========
Primary net income (loss) per common share.....................................  $      0.08     $    0.06  $    0.02  ($   0.01)
                                                                                   =========     =========  =========  =========
Weighted average common shares outstanding (2).................................    9,113,739     9,113,739  9,113,739  8,416,000
                                                                                   =========     =========  =========  =========
Net Income (loss)..............................................................  $   751,106     $ 519,143  $ 181,544  ($ 65,118)
                                                                                   =========     =========  =========  =========
Net income (loss) after adjustment for interest expense on convertible
  debentures and preferred dividends earned on JIS preferred stock.............  $   742,507     $ 541,643  $ 178,544  ($ 65,118)
                                                                                   =========     =========  =========  =========
Fully diluted net income (loss) per common share...............................  $      0.08     $    0.06  $    0.02  ($   0.01)
                                                                                   =========     =========  =========  =========
Pro forma adjusted(1):
Weighted average common shares outstanding (2).................................    9,113,739
Shares issued assuming successful public offering..............................    3,000,000
Shares issued in Berkeley acquisition..........................................       30,000
Shares issued in JIS merger....................................................      892,748           N/A        N/A        N/A
Exercise of outstanding stock options..........................................        2,925
                                                                                  ----------
Pro forma weighted average common shares outstanding...........................   13,039,412
                                                                                  ==========
Pro forma net income (loss)....................................................  ($   81,810)
                                                                                  ==========
Pro forma net income (loss) after adjustment for interest expense on
  convertible debentures.......................................................  ($   59,310)
                                                                                  ==========
Fully diluted net income (loss) per common share...............................  ($     0.00)
                                                                                  ==========

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(1) All per share and share amounts reflect a 52.6 for 1.0 stock split which occurred on September 23, 1996.

(2) Fully diluted shares includes common stock equivalents and 526,000 Common Shares issuable upon conversion of the Company's 10% Convertible Senior Subordinated Notes (except for the six months ended June 30, 1995 for which the consideration of common stock equivalents and the convertible notes would be anti-dilutive).